***RESIGNATION of the DIRECTOR***
***of***
***CONEX MD. INC.***

The following is a true copy of the resignation of the Director of the Corporation, held in Raanana, Israel, on this 17th day of September, 2013

I, ELY STEINBERG, do hereby formally RESIGN as Director, President, and any other corporate affiliation and do hereby sever any and all official ties, duties, obligations or liabilities regarding CONEX MD. INC. and do hereby, by affixing, my signature hereto, officially as my last corporate act, DO HEREBY RESIGN

DATED: September 17th, 2013

________________________
ELY STEINBERG